The Laclede Group, Inc.
720 Olive Street
St. Louis, Missouri 63101

Mark C. Darrell
General Counsel
November 25, 2008

The Laclede Group, Inc.
720 Olive Street
St. Louis, Missouri 63101

Ladies and Gentlemen:

I am General Counsel of The Laclede Group, Inc., a Missouri corporation (the "Company").  In that capacity, I have acted as legal counsel to the Company in connection with the registration of an unspecified amount of securities pursuant to a registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").  The Registration Statement covers the following securities (collectively, the “Securities”): debt securities (the " Debt Securities"); common stock (including associated preferred share purchase rights) (the "Common Stock") and preferred stock (the “Preferred Stock”), either separately or represented by stock purchase contracts or stock purchase units.  The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement.

In rendering the opinions set forth herein, I have examined the Company’s Articles of Incorporation and By-laws, each as amended and currently in effect; the Registration Statement; and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

On the basis of such review and assuming that (a) the applicable provisions of, and rules and regulations promulgated under, the Securities Act and Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Company’s Board of Directors (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance and sale of the applicable Securities and (c) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any applicable regulatory approvals, I am of the opinion that:

1.
The Common Stock will be validly issued, fully paid and nonassessable upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

2.
The Preferred Stock will be validly issued, fully paid and nonassessable when all other necessary corporate action has been taken to fix the terms thereof and to authorize the execution and filing of a Certificate of Designation relating thereto with the Secretary of State of the State of Missouri, such Certificate of Designation having been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Missouri, and upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

3.
The Debt Securities will be duly authorized and legally issued and will constitute the binding obligations of the Company when an appropriate indenture or supplemental indenture shall have been duly executed and delivered with respect to the Debt Securities being issued, and the Debt  Securities have been duly executed, issued and delivered in accordance with the applicable indenture and the supplemental indenture relating thereto, and the Company has received the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

4.
The Stock Purchase Contracts will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve the execution and delivery of the Stock Purchase Contracts and the purchase contract agreement, the Stock Purchase Contracts have been duly executed, issued and delivered in accordance with the purchase contract agreement, and the Company shall have received the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

5.
The Stock Purchase Units will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve the (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the purchase contract agreement and the Stock Purchase Contracts which are a component of the Stock Purchase Units, or (iii) the issuance and terms of the Debt Securities or the debt obligations of third parties, which may each be a component of the Stock Purchase Units, the terms of the offering  thereof and related matters, and the Stock Purchase Units, the Stock Purchase Contracts, the Debt Securities, and debt obligations of third parties, as applicable, shall be duly executed, issued and delivered in accordance with the provisions of the applicable purchase contract agreement (in the case of the Stock Purchase Contracts), applicable indenture (in the case of Debt Securities), or other indenture (in the case of debt obligations of third parties), and in each case the payment of the consideration therefor shall have been received as contemplated by the Prospectus and Registration Statement and approved by  the Board of Directors of the Company.

This opinion is based solely upon the current Federal laws of the United States of America and the laws of the State of Missouri.  I express no opinion as to whether the laws of any other jurisdiction might affect any opinion herein whether because of the application in Missouri of the laws of such other jurisdiction or because of the application in such other jurisdiction of the laws of the State of Missouri.

I consent to the references to this opinion in the prospectus included as part of the Registration Statement under the caption "Legal Opinions," and to the inclusion of this opinion as an exhibit to the Registration Statement.

          Very truly yours,

                            /s/ Mark C. Darrell